       1                                                 EXHIBIT 11.

MUSTANG SOFTWARE, INC.

COMPUTATION OF EARNINGS PER SHARE
(In thousands, except earnings per share) (Unaudited)
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

                                                        Three Months Ended
                                                            March 31,
                                                        1998       1997
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
Weighted average number of common shares outstanding     3,418     3,375
Common stock equivlents from outstanding stock options       0         0
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Average common and common stock equivalents outstanding  3,418     3,375
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Net Income                                               $(444)   $ (217)
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Earnings per share (1)                                   $(.13)   $ (.06)
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

(1) Fully diluted earnings per share have not been presented because the effects are not material.
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